UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2013

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2013, General Cable Corporation (the “Company”) completed its solicitation of consents (the “Consent Solicitation”), pursuant to the consent solicitation statement, dated November 4, 2013 and the related consent letter, from holders of record as of 5:00 p.m., New York City time, on November 1, 2013 of its outstanding Senior Floating Rate Notes due 2015 (the “2015 Notes”) and 5.750% Senior Notes due 2022 (the “2022 Notes” and, together with the 2015 Notes, the “Notes”). Holders of (i) $124.8 million aggregate principal amount of the 2015 Notes, representing 99.84% of $125.0 million outstanding principal amount of the 2015 Notes, and (ii) $503.4 million aggregate principal amount of the 2022 Notes, representing 83.9% of $600.0 million outstanding principal amount of the 2022 Notes consented to the amendments (the “Amendments”) to the Indentures (as defined below) and the related waivers (the “Waivers”). The consents received from holders of the Notes are in excess of the majority of the aggregate principal amount of each of the outstanding 2015 Notes and 2022 Notes necessary to approve the Amendments and the Waivers.

On November 8, 2013, the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), entered into the following supplemental indentures (the “Supplemental Indentures”) reflecting the Amendments:

(i)	the Sixth Supplemental Indenture to the Indenture, dated as of March 21, 2007, governing the 2015 Notes, among the Company, the Guarantors referred to therein and the Trustee, as supplemented from time to time (the “2015 Note Indenture”); and

(ii)	the Second Supplemental Indenture to the Indenture, dated as of September 25, 2012, governing the 2022 Notes, among the Company, the Guarantors referred to therein and the Trustee, as supplemented from time to time (the “2022 Note Indenture” and, together with the 2015 Note Indenture, the “Indentures”).

The Amendments provide that, until 5:30 p.m., New York City time, on March 17, 2014, any failure to comply with the reporting covenants under the Indentures or failure to deliver any related notice of default to the Trustee will not constitute a Default under the Indentures, and that the Company’s filing of its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 28, 2013 and September 27, 2013 on or prior to 5:30 p.m., New York City time, on March 17, 2014 would satisfy the Company’s obligations under the reporting covenants contained in the Indentures. In addition, the Amendments provide that in the event that the Company does not comply with the reporting covenants under the Indentures on or prior to 5:30 p.m., New York City time, on March 17, 2014, such noncompliance will automatically constitute an Event of Default under each of the Indentures. The Waivers provide that any and all Defaults (and their consequences) that have occurred under the Indentures prior to the effectiveness of the Amendments are waived.

The Amendments also provide that the interest rate applicable to each of the 2015 Notes and the 2022 Notes be increased by 0.50% from November 1, 2013, with such additional interest (the “Additional Interest”) to continue to accrue until the earlier of (i) the date that the Company ceases to be in Default with respect to the reporting covenants under the Indentures, and (ii) March 17, 2014. Such Additional Interest will be paid on the same dates and in the same manner as other interest payable pursuant to the 2015 Notes and the 2022 Notes. In addition, the Amendments provide that each holder of the Notes who validly consented to the Amendments and Waivers, and did not revoke such valid consent, will be entitled to receive a consent fee of $2.50 for each $1,000 principal amount of the Notes only in the event that the Company remains in Default with respect to the reporting covenants under the Indentures on January 31, 2014.

The foregoing summary of the terms of the Supplemental Indentures is qualified in its entirety by reference to the Supplemental Indentures, copies of which are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference. Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such terms in the Indentures. The Trustee also acts as a lender under the Company’s senior secured revolving credit facility.

Item 3.03	Material Modification to Rights of Security Holders.

On November 8, 2013, the Company entered into the Supplemental Indenture to the 2015 Note Indenture. The terms of such Supplemental Indenture are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 8, 2013, the Company completed its Consent Solicitation and entered into the Supplemental Indentures, as described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

Item 7.01	Regulation FD Disclosure.

On November 11, 2013, the Company issued a press release announcing the results of its Consent Solicitation. A copy of this press release is furnished as Exhibit 99.1.

The information being furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

4.1	Sixth Supplemental Indenture, dated as of November 8, 2013, among the Company, the Guarantors and the Trustee governing the 2015 Notes.

4.2	Second Supplemental Indenture, dated as of November 8, 2013, among the Company, the Guarantors and the Trustee governing the 2022 Notes.

99.1	Press Release, dated November 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: November 12, 2013	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd

		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Sixth Supplemental Indenture, dated as of November 8, 2013, among the Company, the Guarantors and the Trustee governing the 2015 Notes.

4.2	Second Supplemental Indenture, dated as of November 8, 2013, among the Company, the Guarantors and the Trustee governing the 2022 Notes.

99.1	Press Release, dated November 11, 2013.